Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 21, 2014, in the Registration Statement (Form N-1A) of the Mairs & Power Funds Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 under the Securities Act of 1933 (Registration No. 333-174574).

/s/Ernst & Young LLP

Minneapolis, Minnesota
April 30, 2014